As filed with the Securities and Exchange Commission on April 4, 2000.
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                 HYBRIDON, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                                 04-3072298
------------------------                                 ----------------------
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)


                              155 Fortune Boulevard
                          Milford, Massachusetts 01757
                    (Address of Principal Executive Offices)
                           --------------------------

                                 HYBRIDON, INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                                 Sudhir Agrawal
                  President and Acting Chief Executive Officer
                                 Hybridon, Inc.
                              155 Fortune Boulevard
                          Milford, Massachusetts 01757
                     (Name and Address of Agent for Service)


                                 (508) 482-7500
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                              Monica C. Lord, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                         Proposed  Proposed
                                         Maximum    Maximum
                                         Offering  Aggregate     Amount of
 Title of Securities   Amount to be     Price Per  Offering    Registration
  to be Registered      Registered        Share      Price         Fee
--------------------------------------------------------------------------------
Common Stock, par     6,125 shares(1)      $2.00      $12,250        $3.23
value $.001  per      4,396,716 shares(2)  $0.50      $2,198,358     $580.37
share                 2,000 shares(3)      $3.75      $7,500         $1.98
                      2,095,159 shares     $2.25(4)   $4,714,107.75  $1244.52
--------------------------------------------------------------------------------

(1)   Representing options having an exercise price-per-share of $2.00.

(2)   Representing options having an exercise price-per-share of $0.50.

(3)   Representing options having an exercise price-per-share of $3.75.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices for the Common Stock reported on the Nasdaq OTC Bulletin Board on March 31, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference in this Registration Statement the following documents:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-27352), filed March 30, 2000 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) The Registrant's Current Report on Form 8-K, filed February 15, 2000 pursuant to Section 13(a) of the Exchange Act.

      (c) The description of the common stock of the Registrant, par value $.001 per share contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interest of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

      Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, contains provisions permitted by Section 102(b)(7) of the DGCL.

      Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

      The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant also maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.    Exhibits.

            Exhibit Number       Description
            --------------       -----------

                  4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 filed as part of the Registrant's Annual Report on Form 10-K for the year ended December 31,
                           1997).

                  4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, File No. 33-99024).

                  4.3      Forms of Option Agreement.

                  5 Opinion of Kramer Levin Naftalis & Frankel LLP regarding legality of securities being registered (including consent).

                  23.1     Consent of Arthur Andersen LLP.

                  23.2 Consent of Kramer Levin Naftalis & Frankel LLP (see Exhibit Number 5 above).

                  24 Power of Attorney (contained in the signature page of this Registration Statement).

Item 9.    Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milford, Commonwealth of Massachusetts on this 29th of February, 2000.

                                     HYBRIDON, INC.


                                     By:   /s/ Sudhir Agrawal
                                     Name: Sudhir Agrawal
                                     Title: President
                                            and Acting Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

           The undersigned officers and directors of Hybridon, Inc. hereby constitute and appoint Robert G. Andersen the true and lawful agent and attorney-in-fact of the undersigned with full power and authority to sign for the undersigned in their names, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement and generally to take all such steps as may be necessary or appropriate to enable Hybridon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission related thereto, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, as herein authorized.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title(s)                Date
              ---------                          --------                ----

/s/ Sudhir Agrawal                  President, Acting Chief      Feb. 29 , 2000
-----------------------------       Executive Officer
Dr. Sudhir Agrawal                  (Principal Executive
                                    Officer) and Director

/s/ James B. Wyngaarden             Chairman of the Board and    Feb. 29 , 2000
-----------------------------       Director
Dr. James B. Wyngaarden

-----------------------------       Chief Executive Officer
E. Andrews Grinstead III            and Director

/s/ Robert G. Andersen              Chief Financial Officer      Feb. 29, 2000
-----------------------------       (Principal Accounting
Mr. Robert G. Andersen              Officer)and Vice
                                    President of Operations
                                    and Planning

/s/ Nasser Menhall                  Director                     Feb. 29, 2000
-------------------------------
Mr. Nasser Menhall

/s/ Paul C. Zamecnik                Director                     Feb. 29, 2000
-------------------------------
Dr. Paul C. Zamecnik

/s/ Youssef El-Zein                 Director                     March 2 , 2000
-------------------------------
Mr. Youssef El-Zein

/s/ Arthur W.  Berry                Director                     Feb. 29 , 2000
-------------------------------
Mr. Arthur W. Berry

/s/ Harold L. Purkey                Director                     Feb. 29 , 2000
-------------------------------
Mr. Harold L. Purkey

/s/ Camille A. Chebeir              Director                     Feb. 29 ,  2000
-------------------------------
Camille A. Chebeir

           Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milford, Commonwealth of Massachusetts, on the dates set forth below.

                    Hybridon, Inc. 1997 Stock Incentive Plan

       Signature                   Title(s)                            Date

/s/ Sudhir Agrawal               President, Acting Chief           Feb. 29, 2000
---------------------------      Executive Officer (Principal
Dr. Sudhir Agrawal               Executive Officer) and Director

/s/ James B. Wyngaarden          Chairman of the Board             Feb. 29, 2000
---------------------------      and Director
Dr. James B. Wyngaarden
                                 Chief Executive Officer
---------------------------      and Director
E. Andrews Grinstead III

/s/ Nasser Menhall               Director                          Feb. 29, 2000
---------------------------
Mr. Nasser Menhall

/s/ Paul C. Zamecnik             Director                          Feb. 29, 2000
---------------------------
Dr. Paul C. Zamecnik

/s/ Youssef El-Zein              Director                          March 2, 2000
---------------------------
Mr. Youssef El-Zein

/s/ Arthur W. Berry              Director                          Feb. 29, 2000
---------------------------
Mr. Arthur W. Berry

/s/ Harold L. Purkey             Director                          Feb. 29, 2000
---------------------------
Mr. Harold L. Purkey

/s/ Camille A. Chebeir           Director                          Feb. 29, 2000
---------------------------
Camille A. Chebeir

                                  EXHIBIT INDEX


      Exhibit Number                            Description
      --------------                            -----------

         4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 filed as part of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

         4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, File No. 33-99024).

         4.3      Forms of Option Agreement.

         5 Opinion of Kramer Levin Naftalis & Frankel LLP regarding legality of securities being registered (including consent).

         23.1     Consent of Arthur Andersen LLP.

         23.2 Consent of Kramer Levin Naftalis & Frankel LLP (see Exhibit Number 5 above).

         24 Power of Attorney (contained on the signature page of this Registration Statement).

                                                                     EXHIBIT 4.3

                                 HYBRIDON, INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                     GRANTED UNDER 1997 STOCK INCENTIVE PLAN

1.    Grant of Option.

      This agreement evidences the grant by Hybridon, Inc, a Delaware corporation (the "Company"), on __________, 200_ (the "Grant Date") to [ ], an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1997 Stock Incentive Plan (the "Plan"), a total of [ ] shares (the "Shares") of common stock, $.001 par value per share, of the Company ("Common Stock") at $______ per Share. Unless earlier terminated, this option shall expire on ________, 201__ [ten years from date of grant](the "Final Exercise Date").

      It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

      This option will become exercisable ("vest") as follows:
__________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
__________________

      The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.    Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

      (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

      (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.    Right of First Refusal.

      (a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer") any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the "Offered Shares"), the price per share and all other material terms and conditions of the transfer.

      (b) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Upon receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.

      (c) At and after the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

      (d) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

      (e) The following transactions shall be exempt from the provisions of this
Section 4:

                  (1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

                  (2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

                  (3) any transfer of the Shares pursuant to the sale of all or substantially all of the business of the Company;

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this
Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

      (f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

      (g) The provisions of this Section 4 shall terminate upon the earlier of the following events:

            (1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

            (2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

      (h) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

5.    Withholding.

      No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6.    Nontransferability of Option.

      This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7.    Disqualifying Disposition.

      If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

8.    Provisions of the Plan.

      This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.


                                    HYBRIDON, INC.


Dated: ___________, 200_            By:   _____________________________

                                    Name: _____________________________

                                    Title:      _____________________________

                            PARTICIPANT'S ACCEPTANCE



      The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1997 Stock Incentive Plan.

                                  PARTICIPANT:



                                    _____________________________________


                                    Address: _________________________________

                                             __________________________________

                                 HYBRIDON, INC.

                       Nonstatutory Stock Option Agreement
                     Granted Under 1997 Stock Incentive Plan


1.    Grant of Option.

      This agreement evidences the grant by Hybridon, Inc., a Delaware corporation (the "Company"), on _______________, 200_ (the "Grant Date") to [ ], [an employee] [a consultant] [a director] of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1997 Stock Incentive Plan (the "Plan"), a total of [ ] shares (the "Shares") of common stock, $.001 par value per share, of the Company ("Common Stock") at $_______ per Share. Unless earlier terminated, this option shall expire on __________, 201_ [ten years from date of grant] (the "Final Exercise Date").

      It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

      This option will become exercisable ("vest") as follows: ________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

3.    Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

      (c) Termination of Relationship with the Company. If the Participant ceased to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

      (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.    Right of First Refusal.

      (a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer") any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the "Offered Shares"), the price per share and all other material terms and conditions of the transfer.

      (b) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Upon receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.

      (c) At and after the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

      (d) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

      (e) The following transactions shall be exempt from the provisions of this
Section 4:

            (1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

            (2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

            (3) any transfer of the Shares pursuant to the sale of all or substantially all of the business of the Company;

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this
Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

      (f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

      (g) The provisions of this Section 4 shall terminate upon the earlier of the following events:

            (4) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

            (5) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

      (h) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

5.    Withholding.

      No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6.    Nontransferability of Option.

      This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7.    Provisions of the Plan.

      This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                    HYBRIDON, INC.


Dated:      ___________, 200_       By:   _________________________

                                    Name: _________________________

                                    Title:      ___________________

                            PARTICIPANT'S ACCEPTANCE

      The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1997 Stock Incentive Plan.

                                  PARTICIPANT:

                                    _______________________________

                                    Address: ____________________________

                                             ____________________________